Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Forbes Energy Services, Ltd

Alice, TX

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2011, except for Note 17, under “Share Consolidation,” as to which the date is August 15, 2011, relating to the consolidated financial statements of Forbes Energy Services, Ltd, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, TX

September 12, 2011